Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information

Usio, Inc. (the Company) acquired substantially all the assets of Information Management Solutions, LLC (IMS) for a cash payment of $5,907,408 at closing and 945,599 unregistered warrants to purchase shares of common stock of Usio, Inc., or 945,599 shares of our common stock, $0.001 par value per share, with an exercise price of $4.23 per share. The warrants were valued using the Black-Scholes option pricing model. Assumptions used were as follows: (i) the fair value of the underlying stock was $0.58; (ii) the risk-free interest rate is 0.09%; (iii) the contractual life is 5 years; (iv) the dividend yield of 0%; and (v) the volatility is 59.9%. The fair value of the warrants amounted to $552,283 and will be recorded as an increase in the Customer list asset and amortized over five years.

The unaudited pro forma condensed consolidated financial statements set forth below are based on the audited financial statements of Usio, Inc. as of and for the year ended December 31, 2019 and the audited financial statements of Information Management Solutions, LLC as of and for the year ended December 31, 2019.

The following unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements and Information Management Solutions, LLC historical consolidated financial statements as adjusted to give effect to the Company's acquisition of Information Management Solutions, LLC. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had occurred on January 1, 2019.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed financial statements should be read together with the Company's historical financial statements, which are included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q, and Information Management Solutions, LLC historical financial information included herein.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC for the preparation of pro forma financial statements.  They are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  We emphasize, however, that the unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what Usio, Inc.’s actual combined performance or financial position would have been had the transactions occurred on the dates indicated and do not purport to indicate financial position or results of operations as of any future date or for any future period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2019

	Usio, Inc. Historical	Information Management Solutions, LLC (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$2,137,580	$1,778,770	$(1,778,770)	(c)	$3,595,173
			(5,907,408)	(a)
			7,365,001	(l)
Customer deposits	—	1,418,592	(1,418,592)	(c)	1,324,689
			1,324,689	(e)
Accounts receivable, net	1,274,001	1,219,974	683,736	(a)	1,957,737
			(1,219,974)	(c)
Inventory	—	—	168,138	(a)	168,138
Settlement processing assets	38,906,780	—	—		38,906,780
Prepaid card load assets	528,434	—	—		528,434
Prepaid expenses and other	183,575	—	29,849	(a)	213,424
Current assets before merchant reserves	43,030,370	4,417,336	(753,331)		46,694,375
Merchant reserves	10,016,904	—	—		10,016,904
Total current assets	53,047,274	4,417,336	(753,331)		56,711,279

Property and equipment, net	1,557,521	1,367,127	(1,367,127)	(c)	2,768,746
			1,211,225	(a)
Other Assets:
Intangibles, net	2,676,427	—	3,807,052	(a) (b)	7,035,762
			552,283	(g) (b)
Deferred tax asset	1,394,000	—	—		1,394,000
Operating lease, right-of-use assets	2,480,902	—	426,391	(f)	2,907,293
Other assets	404,055	—	7,408	(a)	411,463
Total other assets	6,955,384	—	4,793,134		11,748,518
Total Assets	$61,560,179	$5,784,463	$3,883,901		$71,228,543

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$419,849	$112,206	$(112,206)	(c)	$419,849
Accrued expenses	1,360,551	175,090	(175,090)	(c)	1,360,551
Operating lease liabilities, current portion	356,184	—	104,628	(f)	460,812
Capitalized lease obligations, current portion	—	135,821	(135,821)	(c)	—
Long term debt, current portion	—	170,139	(170,139)	(c)	—
Settlement processing obligations	38,906,780	—	—		38,906,780
Customer deposit liabilities	—	1,418,592	(1,418,592)	(c)	1,324,689
			1,324,689	(e)
Prepaid card load obligations	528,434	—	—		528,434
Deferred revenues	123,529	—	—		123,529
Current liabilities before merchant reserves	41,695,327	2,011,848	(582,531)		43,124,644
Merchant reserve obligations	10,016,904	—	—		10,016,904
Total current liabilities	51,712,231	2,011,848	(582,531)		53,141,548

Non-current liabilities:
Operating lease liabilities, non-current portion	2,279,613	—	321,763	(f)	2,601,376
Capitalized lease obligations, non-current portion	—	441,478	(441,478)	(c)	—
Long term debt, non-current portion	—	595,534	(595,534)	(c)	—
Note payable - related parties	—	199,316	(199,316)	(c)	—
Total liabilities	53,991,844	3,248,176	(1,497,096)		55,742,924

Stockholders' Equity:
Preferred stock	—	—	—		—
Common stock	186,656	—	4,706	(l)	191,362
Additional paid-in capital	77,055,273	—	7,360,295	(l)	84,967,851
			552,283	(g)
Treasury stock	(1,885,452)	—	—		(1,885,452)
Deferred compensation	(5,636,154)	—	—		(5,636,154)
Accumulated deficit	(62,141,988)	—	—		(62,151,988)
Members' equity	—	2,536,287	(2,536,287)	(d)	—
Total stockholders' equity	7,568,335	2,536,287	5,380,997		15,485,619
Total Liabilities and Stockholders' Equity	$61,560,179	$5,784,463	$3,883,901		$71,228,543

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2019

	Usio, Inc. Historical	Information Management Solutions, LLC Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenues	$28,200,535	$4,818,012	$8,791,450	(h)	$41,809,997
Cost of services	22,251,325	2,667,354	8,791,450	(h)	33,710,129
Gross profits	5,949,210	2,150,658	—		8,099,868

Selling, general and administrative:
Stock-based compensation	1,292,419	—	—		1,292,419
Other SG&A expenses	7,697,267	1,429,873	(600,000)	(k)	8,527,140
Depreciation and amortization	2,022,520	474,472	(474,472)	(k)	3,136,632
			242,245	(j)
			871,867	(i)
Total operating expense	11,012,206	1,904,345	39,640		12,956,191

Operating income (loss)	(5,062,996)	246,313	(39,640)		(4,856,323)

Other income and (expenses)
Interest income	81,790	—	—		81,790
Other income (expense)	(32,653)	(80,962)	80,962	(k)	(32,653)
Other income (expenses), net	49,137	(80,962)	80,962		49,137

(Loss) before income taxes	(5,013,859)	165,351	41,322		(4,807,186)
Income taxes	101,888	—	—		101,888
Net (Loss)	$(5,115,747)	$165,351	$41,322		$(4,909,074)

Basic (loss) per common share	$(0.39)				$(0.28)
Diluted (loss) per common share	$(0.39)				$(0.28)
Weighted average common shares outstanding
Basic	12,958,067		4,705,883	(l)	17,663,950
Diluted	12,958,067		4,705,883	(l)	17,663,950

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Nine Months ended September 30, 2020

	Usio, Inc. Historical	Information Management Solutions, LLC Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenues	$22,869,309	$3,668,893	$6,543,659	(h)	$33,081,861
Cost of services	17,933,089	2,003,380	6,543,659	(h)	26,480,128
	4,936,220	1,665,513	—		6,601,733
Selling, general and administrative:
Stock-based compensation	903,326	—	—		903,326
Other SG&A expenses	5,955,221	1,226,113	(450,000)	(k)	6,731,334
Depreciation and amortization	1,160,255	340,584	(340,584)	(k)	1,995,839
			181,684	(j)
			653,900	(i)
Total operating expense	8,018,802	1,566,697	45,000		9,630,499

Operating income (loss)	(3,082,582)	98,816	(45,000)		(3,028,766)

Other income and (expenses):
Interest income	22,800	—	—		22,800
Other income (expense)	912	(52,283)	52,283	(k)	912
Other income (expenses), net	23,712	(52,283)	52,283		23,712

(Loss) before income taxes	(3,058,870)	46,533	7,283		(3,005,054)
Income taxes	325	—	—		325
Net (Loss)	$(3,059,195)	$46,533	$7,283		$(3,005,379)

Basic (loss) per common share	$(0.22)				$(0.16)
Diluted (loss) per common share	$(0.22)				$(0.16)
Weighted average common shares outstanding
Basic	13,924,803		4,705,883	(l)	18,630,686
Diluted	13,924,803		4,705,883	(l)	18,630,686

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 - Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma effects that are 1) directly attributable to the business combination, 2) factually supportable and 3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Information Management Solutions assets acquired and liabilities assumed and conformed the accounting policies of Information Management Solutions to its own accounting policies.

The pro forma condensed consolidated financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 - Financing transactions

The Company completed the acquisition of Information Management Solutions for a total consideration of $6,459,691 consisting of $5,907,408 in cash at closing and 945,599 unregistered warrants to purchase shares of common stock of Usio, Inc. or 945,599 shares of our common stock, $0.001 par value per share, with an exercise price of $4.23. The warrants were valued using the Black-Scholes option pricing model. Assumptions used were as follows: (i) the fair value of the underlying stock was $0.58; (ii) the risk-free interest rate is 0.09%; (iii) the contractual life is 5 years; (iv) the dividend yield of 0%; and (v) the volatility is 59.9%. The fair value of the warrants amounted to $552,283 and will be recorded as an increase in the Customer list asset and amortized over five years.

The final number of warrants was determined by dividing $2,000,000 by the 5-day weighted average closing price for the four trading days preceding the closing date and the closing day, or $2.115 per share. The exercise price of the warrants was determined by multiplying the 5-day weighted average closing price by the number 2.  The warrants vest in three equal installments on the first, second and third anniversary of the closing date and have a term of five years from vest.

In addition, the Company entered into consulting agreements with the two selling holders Henry Minten and Kelly Dowe for certain transition services for a consideration of $50,000 each.

Note 3 - Purchase price allocation

The Company has performed a valuation analysis of the fair market value of Information Management Solutions assets and liabilities. The following table summarizes the allocation of the purchase price as of December 15, 2020.

Accounts receivable	$683,736
Inventory	168,138
Fixed assets	1,211,225
Prepaid expenses	29,849
Other assets	7,408
Customer list	3,807,052

Total Cash Consideration	$5,907,408

In addition to the cash paid at closing, the warrants valued per above were recorded as follows:

Customer list	$552,283

Total Warrant Consideration	$552,283

Total Purchase Price	$6,459,691

The purchase price allocation has been used to prepare pro forma adjustments to the pro forma balance sheet and income statement.

Note 4 - Warrants

    On December 15, 2020, the Company issued Information Management Solutions, LLC warrants to purchase 945,599 shares of the Company's common stock. 315,200 warrants vest on December 15, 2021, 315,200 warrants vest on December 15, 2022 and 315,199 warrants vest on December 15, 2023. The exercise price for the warrants is $4.23. The warrants were valued using the Black-Scholes option pricing model. Assumptions used were as follows: (i) the fair value of the underlying stock was $0.58; (ii) the risk-free interest rate is 0.09%; (iii) the contractual life is 5 years; (iv) the dividend yield of 0%; and (v) the volatility is 59.9%. The fair value of the warrants amounted to $552,283 and will be recorded as an increase in the Customer list asset and amortized over five years.

Note 5 - Pro forma adjustments

The pro forma adjustments are based upon our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	Represents the payment of $5,907,408 in cash related to acquisition of Information Management Solutions and the purchase price allocation of assets acquired.
b.

Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair value. As a part of the valuation analysis, the Company identified intangible assets, including customer lists. The fair value of identifiable intangible assets is determined primarily using the "income approach" which requires a forecast of all of the future cash flows.

	Estimated Fair Value	Estimated Useful Life in Years	Year Ended December 31, 2019 Amortization Expense	Nine Months Ended September 30, 2020 Amortization Expense

Customer list	$4,359,335	5	$871,867	$653,900
Pro forma expense adjustment			$871,867	$653,900

Fixed assets	$1,211,225	5	$242,245	$181,684
Pro forma expense adjustment			$242,245	$181,684

c.	Reflects adjustments for assets and liabilities not acquired based upon the terms of the asset purchase agreement.
d.	Reflects the elimination of Information Management Solutions members' equity.
e.	Assumption of customer deposits at closing.
f.	Record Information Management Solutions right-of-use asset and liabilities assumed.
g.	Record warrants issued as a part of acquisition purchase price.
h.

Information Management Solutions recorded postage revenues and expenses as net. Usio records postage revenues at gross in accordance with ASC 606-10. The recording of revenues as gross reflects setting prices, assuming collection risk and controlling and assuming all delivery risk.  The adjustment reflects the difference in accounting from Information Management Solutions to Usio.

i.	Reflects the incremental customer list amortization expense as a result of the acquisition of Information Management Solutions.
j.	Reflects the incremental depreciation expense related to assets acquired as a result of the acquisition of Information Management Solutions.
k.	Eliminates income and expenses that are no longer applicable to Usio.
l.	Capital raise completed on September 25, 2020.